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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 28, 2002 included in Simon Property Group, Inc. and SPG Realty Consultants, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP ARTHUR ANDERSEN LLP
Indianapolis, Indiana, April 10, 2002.

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS